Exhibit 99.1

News

FOR IMMEDIATE RELEASE
Media Contact Information: Sandy Pound	Investor Contact Information: Rafael Tejada
Thermo Fisher Scientific	Thermo Fisher Scientific
Phone: 781-622-1223	Phone: 781-622-1356
E-mail: sandy.pound@thermofisher.com	E-mail: rafael.tejada@thermofisher.com

Thermo Fisher Scientific Reports First Quarter 2024 Results

WALTHAM, Mass. (April 24, 2024) – Thermo Fisher Scientific Inc. (NYSE: TMO), the world leader in serving science, today reported its financial results for the first quarter ended March 30, 2024.

First Quarter 2024 Highlights

•First quarter revenue was $10.34 billion.
•First quarter GAAP diluted earnings per share (EPS) increased 4% to $3.46.
•First quarter adjusted EPS increased 2% to $5.11.

•Advanced our proven growth strategy, launching a range of high-impact, innovative new products during the quarter. This included several analytical instruments: the Thermo Scientific™ Dionex™ Inuvion™ Ion Chromatography system, offering higher resolution, faster results, and streamlined workflows for identifying contaminants in water; the Thermo Scientific™ LInspector™ Edge In-line Mass Profilometer to enhance battery safety, performance and production; and the Thermo Scientific™ TruScan™ G3 Handheld Raman Analyzer, a next-generation handheld device for the rapid identification of chemical compounds used in drug production. We also launched the new Axiom™ PangenomiX Array, a high-throughput array for use in human genomic studies across global populations, including disease risk and detection research as well as population-scale disease research programs.

•Continued to strengthen our industry-leading commercial engine and deepen our trusted partner status with customers to accelerate innovation and enhance productivity with the ultimate goal of improving patient care. Examples during the quarter included the launch of the CorEvitas syndicated clinical registry in generalized pustular psoriasis to address an unmet need for real-world evidence related to outcomes for patients with this rare disease, and the expansion of our portfolio of services at our GMP lab in Middleton, Wisconsin to include qPCR-based biosafety testing capabilities to enable significantly faster results versus traditional testing methods. We also continued to collaborate with customers to improve health outcomes, developing next-generation sequencing-based companion diagnostics to help identify patients for precision cancer therapies.

•Active quarter of capital deployment, repurchasing $3.0 billion of stock and increasing our dividend by 11 percent.

“We are very pleased to deliver another quarter of strong financial results,” said Marc N. Casper, chairman, president and chief executive officer of Thermo Fisher Scientific. “We had a great start to the year, driven by our proven growth strategy and the impact of our PPI Business System.”

Casper added, “Our team continues to enable the success of our customers while demonstrating incredibly strong commercial execution and operational discipline. This positions us to deliver differentiated performance in 2024, as we continue to create value for all of our stakeholders and build an even brighter future for our company.”

First Quarter 2024

Revenue for the quarter declined 3% to $10.34 billion in 2024, versus $10.71 billion in 2023. Organic revenue was 4% lower and Core organic revenue growth declined 3%.

GAAP Earnings Results

GAAP diluted EPS in the first quarter of 2024 increased 4% to $3.46, versus $3.32 in the same quarter last year. GAAP operating income for the first quarter of 2024 grew to $1.66 billion, compared with $1.56 billion in the year-ago quarter. GAAP operating margin increased to 16.1%, compared with 14.6% in the first quarter of 2023.

Non-GAAP Earnings Results

Adjusted EPS in the first quarter of 2024 increased 2% to $5.11, versus $5.03 in the first quarter of 2023. Adjusted operating income for the first quarter of 2024 was $2.28 billion, compared with $2.33 billion in the year-ago quarter. Adjusted operating margin increased to 22.0%, compared with 21.8% in the first quarter of 2023.

Annual Guidance for 2024

Thermo Fisher is raising its full year revenue and adjusted EPS guidance to reflect stronger operational performance. The company is raising its revenue guidance to a new range of $42.3 to $43.3 billion versus its previous guidance of $42.1 to $43.3 billion. The company is raising its adjusted EPS guidance to a new range of $21.14 to $22.02 versus its previous guidance of $20.95 to $22.00.

Use of Non-GAAP Financial Measures

Adjusted EPS, adjusted net income, adjusted operating income, adjusted operating margin, free cash flow, organic revenue growth and Core organic revenue growth are non-GAAP measures that exclude certain items detailed after the tables that accompany this press release, under the heading “Supplemental Information Regarding Non-GAAP Financial Measures.” The reconciliations of GAAP to non-GAAP financial measures are provided in the tables that accompany this press release.

Note on Presentation

Certain amounts and percentages reported within this press release are presented and calculated based on underlying unrounded amounts. As a result, the sum of components may not equal corresponding totals due to rounding.

Conference Call

Thermo Fisher Scientific will hold its earnings conference call today, April 24, at 8:30 a.m. Eastern Daylight Time. During the call, the company will discuss its financial performance, as well as future expectations. To listen, call (833) 470-1428 within the U.S. or (404) 975-4839 outside the U.S. The access code is 105588. You may also listen to the call live on the “Investors” section of our website, www.thermofisher.com. The earnings press release and related information can also be found in that section of our website under the heading “Financials”. A replay of the call will be available under “News, Events & Presentations” through Wednesday, May 8, 2024.

About Thermo Fisher Scientific

Thermo Fisher Scientific Inc. is the world leader in serving science, with annual revenue over $40 billion. Our Mission is to enable our customers to make the world healthier, cleaner and safer. Whether our customers are accelerating life sciences research, solving complex analytical challenges, increasing productivity in their laboratories, improving patient health through diagnostics or the development and manufacture of life-changing therapies, we are here to support them. Our global team delivers an unrivaled combination of innovative technologies, purchasing convenience and pharmaceutical services through our industry-leading brands, including Thermo Scientific, Applied Biosystems, Invitrogen, Fisher Scientific, Unity Lab Services, Patheon and PPD. For more information, please visit www.thermofisher.com.

Safe Harbor Statement

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the COVID-19 pandemic; the need to develop new products and adapt to significant technological change; implementation of strategies for improving growth; general economic conditions and related uncertainties; dependence on customers' capital spending policies and government funding policies; the effect of economic and political conditions and exchange rate fluctuations on international operations; use and protection of intellectual property; the effect of changes in governmental regulations; any natural disaster, public health crisis or other catastrophic event; and the effect of laws and regulations governing government contracts, as well as the possibility that expected benefits related to recent or pending acquisitions, including our pending acquisition of Olink, may not materialize as expected. Additional important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in our most recent annual report on Form 10-K, which is on file with the SEC and available in the “Investors” section of our website under the heading “SEC Filings.” While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

Additional Information and Where to Find It

This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any common shares or American Depositary Shares of Olink or any other securities, nor is it a substitute for the tender offer materials that Thermo Fisher or Orion Acquisition AB (the “Buyer”) has filed with the SEC. The terms and conditions of the tender offer are published in, and the offer to purchase common shares and American Depositary Shares of Olink is made only pursuant to, the offer document and related offer materials prepared by Thermo Fisher and the Buyer and is filed with the SEC in a tender offer statement on Schedule TO. In addition, Olink has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC with respect to the tender offer.

THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, AN ADS LETTER OF TRANSMITTAL, ACCEPTANCE FORM FOR SHARES AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9, AS THEY MAY BE AMENDED FROM TIME TO TIME, CONTAIN IMPORTANT INFORMATION. INVESTORS AND SHAREHOLDERS OF OLINK ARE URGED TO READ THESE DOCUMENTS CAREFULLY BECAUSE THEY, AND NOT THIS DOCUMENT, GOVERN THE TERMS AND CONDITIONS OF THE TENDER OFFER, AND BECAUSE THEY CONTAIN IMPORTANT INFORMATION THAT SUCH PERSONS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR COMMON SHARES AND AMERICAN DEPOSITARY SHARES.

The tender offer materials, including the offer to purchase, the related ADS letter of transmittal and acceptance form for shares and certain other tender offer documents, and the solicitation/recommendation statement and other documents filed with the SEC by Thermo Fisher or Olink, may be obtained free of charge at the SEC's website at www.sec.gov, at Olink’s website https://investors.olink.com/investor-relations, at Thermo Fisher's website at www.thermofisher.com or by contacting Thermo Fisher's investor relations department at 781-622-1111.

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Condensed Consolidated Statements of Income (unaudited)
	Three months ended
	March 30,	% of	April 1,	% of
(Dollars in millions except per share amounts)	2024	Revenues	2023	Revenues
Revenues	$10,345		$10,710
Costs and operating expenses:
Cost of revenues (a)	6,040	58.4%	6,437	60.1%
Selling, general and administrative expenses (b)	1,731	16.7%	1,646	15.4%
Amortization of acquisition-related intangible assets	551	5.3%	606	5.7%
Research and development expenses	331	3.2%	346	3.2%
Restructuring and other costs (c)	29	0.3%	112	1.0%
Total costs and operating expenses	8,682	83.9%	9,147	85.4%
Operating income	1,663	16.1%	1,563	14.6%
Interest income	279		146
Interest expense	(363)		(300)
Other income/(expense) (d)	10		(46)
Income before income taxes	1,589		1,363
Provision for income taxes (e)	(281)		(46)
Equity in earnings/(losses) of unconsolidated entities	23		(25)
Net income	1,331		1,292
Less: net income/(losses) attributable to noncontrolling interests and redeemable noncontrolling interest	4		3
Net income attributable to Thermo Fisher Scientific Inc.	$1,328	12.8%	$1,289	12.0%

Earnings per share attributable to Thermo Fisher Scientific Inc.:
Basic	$3.47		$3.34
Diluted	$3.46		$3.32
Weighted average shares:
Basic	382		386
Diluted	384		388

Reconciliation of adjusted operating income and adjusted operating margin
GAAP operating income	$1,663	16.1%	$1,563	14.6%
Cost of revenues adjustments (a)	15	0.1%	41	0.4%
Selling, general and administrative expenses adjustments (b)	19	0.2%	8	0.1%
Restructuring and other costs (c)	29	0.3%	112	1.0%
Amortization of acquisition-related intangible assets	551	5.3%	606	5.7%
Adjusted operating income (non-GAAP measure)	$2,278	22.0%	$2,330	21.8%

Reconciliation of adjusted net income
GAAP net income attributable to Thermo Fisher Scientific Inc.	$1,328		$1,289
Cost of revenues adjustments (a)	15		41
Selling, general and administrative expenses adjustments (b)	19		8
Restructuring and other costs (c)	29		112
Amortization of acquisition-related intangible assets	551		606
Other income/expense adjustments (d)	(11)		46
Provision for income taxes adjustments (e)	50		(171)
Equity in earnings/losses of unconsolidated entities	(23)		25
Adjusted net income (non-GAAP measure)	$1,959		$1,956

Reconciliation of adjusted earnings per share
GAAP diluted EPS attributable to Thermo Fisher Scientific Inc.	$3.46		$3.32
Cost of revenues adjustments (a)	0.04		0.10
Selling, general and administrative expenses adjustments (b)	0.05		0.02
Restructuring and other costs (c)	0.08		0.29
Amortization of acquisition-related intangible assets	1.44		1.56
Other income/expense adjustments (d)	(0.03)		0.12
Provision for income taxes adjustments (e)	0.13		(0.44)
Equity in earnings/losses of unconsolidated entities	(0.06)		0.06
Adjusted EPS (non-GAAP measure)	$5.11		$5.03

Reconciliation of free cash flow
GAAP net cash provided by operating activities	$1,251		$729
Purchases of property, plant and equipment	(347)		(458)
Proceeds from sale of property, plant and equipment	4		6
Free cash flow (non-GAAP measure)	$908		$277

Business Segment Information	Three months ended
	March 30,	% of	April 1,	% of
(Dollars in millions)	2024	Revenues	2023	Revenues

Revenues
Life Sciences Solutions	$2,285	22.1%	$2,612	24.4%
Analytical Instruments	1,687	16.3%	1,723	16.1%
Specialty Diagnostics	1,109	10.7%	1,108	10.3%
Laboratory Products and Biopharma Services	5,723	55.3%	5,763	53.8%
Eliminations	(460)	-4.4%	(496)	-4.6%
Consolidated revenues	$10,345	100.0%	$10,710	100.0%

Segment income and segment income margin
Life Sciences Solutions	$840	36.8%	$836	32.0%
Analytical Instruments	400	23.7%	421	24.4%
Specialty Diagnostics	294	26.5%	280	25.3%
Laboratory Products and Biopharma Services	744	13.0%	793	13.8%
Subtotal reportable segments	2,278	22.0%	2,330	21.8%
Cost of revenues adjustments (a)	(15)	-0.1%	(41)	-0.4%
Selling, general and administrative expenses adjustments (b)	(19)	-0.2%	(8)	-0.1%
Restructuring and other costs (c)	(29)	-0.3%	(112)	-1.0%
Amortization of acquisition-related intangible assets	(551)	-5.3%	(606)	-5.7%
Consolidated GAAP operating income	$1,663	16.1%	$1,563	14.6%

(a) Adjusted results in 2024 and 2023 exclude charges for inventory write-downs associated with large-scale abandonment of product lines. Adjusted results in 2023 exclude $10 of charges for the sale of inventory revalued at the date of acquisition.
(b) Adjusted results in 2024 and 2023 exclude certain third-party expenses, principally transaction/integration costs related to recent acquisitions, and charges/credits for changes in estimates of contingent acquisition consideration.
(c) Adjusted results in 2024 and 2023 exclude restructuring and other costs consisting principally of severance, impairments of long-lived assets, abandoned facility, and other expenses of headcount reductions and real estate consolidations. Adjusted results in 2023 also exclude $18 of net charges for pre-acquisition litigation and other matters.
(d) Adjusted results in 2024 and 2023 exclude net gains/losses on investments.
(e) Adjusted results in 2024 and 2023 exclude incremental tax impacts for the reconciling items between GAAP and adjusted net income, incremental tax impacts as a result of tax rate/law changes, and the tax impacts from audit settlements.
Note:
Consolidated depreciation expense is $285 and $253 in 2024 and 2023, respectively.

Organic and Core organic revenue growth	Three months ended
March 30, 2024
Revenue growth	-3%
Acquisitions	0%
Currency translation	0%
Organic revenue growth (non-GAAP measure)	-4%
COVID-19 testing revenue	-1%
Core organic revenue growth (non-GAAP measure)	-3%

Note:
For more information related to non-GAAP financial measures, refer to the section titled “Supplemental Information Regarding Non-GAAP Financial Measures” of this release.

Condensed Consolidated Balance Sheets (unaudited)

	March 30,	December 31,
(In millions)	2024	2023

Assets
Current assets:
Cash and cash equivalents	$5,499	$8,077
Short-term investments	1,751	3
Accounts receivable, net	7,931	8,221
Inventories	5,133	5,088
Other current assets	3,326	3,200
Total current assets	23,640	24,589
Property, plant and equipment, net	9,324	9,448
Acquisition-related intangible assets, net	16,048	16,670
Other assets	4,241	3,999
Goodwill	43,843	44,020
Total assets	$97,095	$98,726

Liabilities, redeemable noncontrolling interest and equity
Current liabilities:
Short-term obligations and current maturities of long-term obligations	$4,451	$3,609
Other current liabilities	9,486	10,403
Total current liabilities	13,937	14,012
Other long-term liabilities	6,378	6,564
Long-term obligations	31,157	31,308
Redeemable noncontrolling interest	119	118
Total equity	45,504	46,724
Total liabilities, redeemable noncontrolling interest and equity	$97,095	$98,726

Condensed Consolidated Statements of Cash Flows (unaudited)

	Three months ended
	March 30,	April 1,
(In millions)	2024	2023

Operating activities
Net income	$1,331	$1,292
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	837	859
Change in deferred income taxes	(253)	(146)
Other non-cash expenses, net	123	257
Changes in assets and liabilities, excluding the effects of acquisitions	(787)	(1,533)
Net cash provided by operating activities	1,251	729

Investing activities
Purchases of property, plant and equipment	(347)	(458)
Proceeds from sale of property, plant and equipment	4	6
Proceeds from cross-currency interest rate swap interest settlements	64	2
Acquisitions, net of cash acquired	—	(2,704)
Purchases of investments	(1,758)	(2)
Other investing activities, net	7	14
Net cash used in investing activities	(2,030)	(3,142)

Financing activities
Net proceeds from issuance of debt	1,205	—
Net proceeds from issuance of commercial paper	—	1,027
Repayment of commercial paper	—	(523)
Purchases of company common stock	(3,000)	(3,000)
Dividends paid	(135)	(117)
Other financing activities, net	110	20
Net cash used in financing activities	(1,821)	(2,593)

Exchange rate effect on cash	22	(31)
Decrease in cash, cash equivalents and restricted cash	(2,578)	(5,037)
Cash, cash equivalents and restricted cash at beginning of period	8,097	8,537
Cash, cash equivalents and restricted cash at end of period	$5,519	$3,500

Free cash flow (non-GAAP measure)	$908	$277

Note:
For more information related to non-GAAP financial measures, refer to the section titled “Supplemental Information Regarding Non-GAAP Financial Measures” of this release.

Supplemental Information Regarding Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures such as organic revenue growth, which is reported revenue growth, excluding the impacts of acquisitions/divestitures and the effects of currency translation. We also report Core organic revenue growth, which is reported revenue growth, excluding the impacts of COVID-19 testing revenue, and excluding the impacts of acquisitions/divestitures and the effects of currency translation. We report these measures because Thermo Fisher management believes that in order to understand the company’s short-term and long-term financial trends, investors may wish to consider the impact of acquisitions/divestitures, foreign currency translation and/or COVID-19 testing on revenues. Thermo Fisher management uses these measures to forecast and evaluate the operational performance of the company as well as to compare revenues of current periods to prior periods.

We report adjusted operating income, adjusted operating margin, adjusted net income, and adjusted EPS. We believe that the use of these non-GAAP financial measures, in addition to GAAP financial measures, helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company’s core operating performance, especially when comparing such results to previous periods, forecasts, and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making and for compensation purposes. To calculate these measures we exclude, as applicable:

•Certain acquisition-related costs, including charges for the sale of inventories revalued at the date of acquisition, significant transaction/acquisition-related costs, including changes in estimates of contingent acquisition-related consideration, and other costs associated with obtaining short-term financing commitments for pending/recent acquisitions. We exclude these costs because we do not believe they are indicative of our normal operating costs.

•Costs/income associated with restructuring activities and large-scale abandonments of product lines, such as reducing overhead and consolidating facilities. We exclude these costs because we believe that the costs related to restructuring activities are not indicative of our normal operating costs.

•Equity in earnings/losses of unconsolidated entities; impairments of long-lived assets; and certain other gains and losses that are either isolated or cannot be expected to occur again with any predictability, including gains/losses on investments, the sale of businesses, product lines, and real estate, significant litigation-related matters, curtailments/settlements of pension plans, and the early retirement of debt. We exclude these items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods.

•The expense associated with the amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives of up to 20 years. Exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

•The noncontrolling interest and tax impacts of the above items and the impact of significant tax audits or events (such as changes in deferred taxes from enacted tax rate/law changes), the latter of which we exclude because they are outside of our normal operations and difficult to forecast accurately for future periods.

We report free cash flow, which is operating cash flow excluding net capital expenditures, to provide a view of the continuing operations’ ability to generate cash for use in acquisitions and other investing and financing activities. The company also uses this measure as an indication of the strength of the company. Free cash flow is not a measure of cash available for discretionary expenditures since we have certain non-discretionary obligations such as debt service that are not deducted from the measure.

Thermo Fisher Scientific does not provide GAAP financial measures on a forward-looking basis because we are unable to predict with reasonable certainty and without unreasonable effort items such as the timing and amount of future restructuring actions and acquisition-related charges as well as gains or losses from sales of real estate and businesses, the early retirement of debt and the outcome of legal proceedings. The timing and amount of these items are uncertain and could be material to Thermo Fisher Scientific’s results computed in accordance with GAAP.

The non-GAAP financial measures of Thermo Fisher Scientific’s results of operations and cash flows included in this press release are not meant to be considered superior to or a substitute for Thermo Fisher Scientific’s results of operations prepared in accordance with GAAP. Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the tables above.